Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Advanced Environmental Recycling Technologies, Inc. Registration Statements on Form S-3 (No. 333-42555), Form S-3 (No. 333-93763), Form S-3 (No. 333-147679) and Form S-8 (No. 333-120604) of our report dated March 31, 2011, relating to our audits of the financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ HOGANTAYLOR LLP

Fayetteville, Arkansas
March 31, 2011